Exhibit 10.3
Lease Contract

Lessor (Party A): Beijing Longyida Property Management Co. Ltd.

Lessee (Party B): Orsus Xelent Technologies

This Contract is made by and between the Lessor (hereinafter referred to as the Party A) and the Lessee (hereinafter referred to as the Party B) through friendly negotiation, whereby the Party A has agreed the lease and the Party B has agreed to take on lease the premises owned by the Party A for the purpose using as office by the Party B according to the terms and conditions stipulated below:

Chapter 1 Leased Premises

1.1  The Party A has agreed to lease the premises with an area of 785.63m² located on the 29th Floor, Tower B, Chaowai MEN Office Building, No.26 Chaowai Street, Chaoyang District, Beijing, China and the Party B has agreed to take on lease the aforesaid premises.

1.2  The leased premises shall only be used by the Party B for office purpose, and the legal operation in the leased premises during the contract period will not be intervened. Without the consent in writing of the Lessor in advance, the Party B shall not use the leased premises for other purposes, otherwise the Party A has right to stop it and terminate the contract before its expiration.

Chapter 2 Lease Term

2.1 The lease term as stipulated by this contract is from January 1 2009 to December 31 2009.

2.2 Upon the expiration of this contract, the Party B has the priority to renew the lease with the terms and conditions to be otherwise determined by the two parties.

Chapter 3 Deposit, Payment Terms and Other Expenses

3.1 The quoted rental of the leased premises shall be RMB 30,000 yuan per month.

3.2 The rental of the leased premises shall be paid every half a year, and the Party B shall pay the Party A the rental within ten (10) days before deadline of each term of half a year.

3.3 In case the payment date as mentioned in article “3.2” happened to fall on the official holiday, the Party B can postpone his rental payment to the Party A to the first working day after the end of the official holiday.

3.4 All the expenses for running water, electricity, natural gas, parking space, etc. incurred in the lease term, which should be paid by the Party B, shall be collected by the Party A.

Chapter 4 Rights and Obligations of Party A

4.1 The Party A shall help the Party B create a sound security environment and a normal office environment.

4.2 The Party A shall help the Party B create a green environment for his office.

4.3 The Party A has right to collect rental from the Party B on schedule, and shall inform the Party B in writing within five (5) days ahead of collection.

4.4 The Party A has the right to guide other people who want to rent house into the leased premise currently used by the Party B for looking within three (3) months prior to the expiration of the contract (in case the Party B will not renew his lease).

Chapter 5 Rights and Obligations of Party B

5.1 The Party B has right to use the leased premises and public utilities.

5.2 In case the leased premises owned by the Party A was damaged by the misuse, bad management or improper maintenance of the Party B, the Party B shall inform the Party A timely, and shall bear the corresponding repair costs and compensation fees.

5.3 The insurance of the leased premises shall be covered by the Party A, while the buying of insurance covering the relevant Party B’s properties placed in the leased premises shall be determined by the Party B itself.

5.4 In case the properties or bodies of other people were damaged by the misuse, bad management or improper maintenance of Party B on the leased premises, the Party B should solve the disputes thus arisen by himself and shall bear the compensation reliability resulting from his faults.

5.5 When this contract expires, the Party B should move away his own properties, facilities and other belongs from leased premises, and shall return the leased premises to the Party A within seven (7) effective working days.

5.6 During the contract period, the Party B shall abide by various administrative provisions, and other regulations and rules of the Party A.

5.7 The Party B has liability to pay the rental of leased premises to the Party A on schedule. In case failed to pay the rental on the scheduled date, the Party B shall pay the full rental within five (5) days after receiving notice from the Party A.

Chapter 6 Liability for Breach of Contract

6.1 The two Parties shall abide by the provisions of this contract. Either of the two Parties shall be liable for a breach of this contract, and shall indemnify the economic losses thus incurred to the other Party.

6.2 In case the Party A failed to guarantee the facilities for normally supplying water, electricity, heating, fire-fighting, etc. which are the basic using conditions of leased premises, the Party B has right to refuse paying the rental in the period when the above-mentioned failures occurred.

Chapter 7 Dispute Settlement

7.1 The signing, validity, explanation, implementation and dispute settlement of this contract should abide by the laws of the People’s Republic of China.

7.2 All disputes arising in the connection with this contract shall be settled through friendly negotiation, should no settlement be reached through negotiation, the case may be brought by any Party before the people’s court in the place where the leased premises located.

Chapter 8 Supplementary Provisions

8.1 In case one or more provisions of this contract are invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this contract shall not be affected thereby and the remaining provisions should be executed by both Parties.

8.2 Notices, requests or other communication in the connection with this contract shall be sent to the two Parties according to their addresses as listed in this contract in one of the forms of registered letter, personal delivery or fax in writing, and shall be deemed to have been effectively given fifteen (15) days after mailing the written communication.

8.3 The matters not involved in this contract will be covered in the supplementary agreement signed by the two Parties as an appendix to this contract. The supplementary agreement and this contract are equally valid.

Chapter 9 Effective Date

9.1 This contract shall enter into force immediately after signing and stamping by the two Parties.

Chapter 10 Copies of Contract

10.1 This contract shall be made in duplicate, and each Party shall keep one copy.

The page bellow is just for signature, without text.

Signature page

Party A：Beijing Longyida Property Management Co. Ltd.
Address：
Legal representative：
Date：

Party B：Orsus Xelent Technologies
Address：
Legal representative：
Date：

This contract is translated from the original Chinese version, and shared be deemed the original version.